Exhibit 99.1

Super League Gaming Announces Fourth Quarter and Full Year 2022 Financial Results

2022 Revenues Increase 69% to a Record $19.7 million

Santa Monica, Calif. - (March 30, 2023) – Super League Gaming (Nasdaq: SLGG), a global leader in building immersive entertainment experiences, has released its fourth quarter and full year 2022 financial results in the form of a shareholder letter. The fourth quarter and full year 2022 results are highlighted by continued revenue growth, particularly in advertising and sponsorship revenue.

Management Commentary by Chief Executive Officer, Ann Hand:

“We are proud to deliver yet another year of strong revenue growth on the back of a record fourth quarter. As traditional advertising dollars shift to where audiences have moved, Super League’s product-market fit has never been stronger. We see continuing business momentum stemming from a strong pipeline of not only larger deals, but also longer, recurring programs. Our newly launched global sales strategy continues to show promise attracting interest from several leading global brands.

The next big shift in advertising has arrived and we are well positioned to generate significant recurring, high-margin revenue that will drive sustainable long-term value for our shareholders. Looking ahead, we expect strong organic growth over the next few years supported by identified partner programs and operational optimization, which is already underway. That said, we see a clear line of sight towards organically growing our annual revenues to over $100 million, with a gross margin in the low to mid 60s over the next few years.”

Fourth Quarter and Full Year 2022 Financial Results Webinar

A webinar hosted by Ann Hand, CEO of Super League, and Clayton Haynes, CFO of Super League, will be streamed here today, Thursday, March 30, 2023 at 5:00 p.m. Eastern Time to further discuss the results. The webinar may also be accessed by dialing into 1-877-407-0779 or 1-201-389-0914 (International). A replay of the webinar will be available on Super League’s investor relations website and can also be accessed here.

For any questions related to the Company’s fourth quarter and full year 2022 financial results or shareholder letter, please contact SLGG@mzgroup.us.

About Super League Gaming

Super League Gaming (Nasdaq: SLGG) is a leading publisher of games, monetization tools and content channels across metaverse gaming platforms that empower developers, energize players, and entertain fans. The company’s solutions provide incomparable access to an audience consisting of players in the largest global metaverse environments, fans of hundreds of thousands of gaming influencers, and viewers of gameplay content across major social media and digital video platforms. Fueled by proprietary and patented technology systems, the company’s platform includes access to vibrant in-game communities, a leading metaverse advertising platform, a network of highly viewed channels and original shows on Instagram, TikTok, Snap, YouTube, and Twitch, cloud-based livestream production tools, and an award-winning esports invitational tournament series. Super League’s properties deliver powerful opportunities for brands and advertisers to achieve impactful insights and marketing outcomes with gamers of all ages. For more, go to superleague.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products, potential market opportunities and our ability to secure adequate working capital. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the quarter ended December 31, 2021, including the possibility that the expected benefits, particularly from our acquisitions consummated in 2021, will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial condition and operating results will be included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings that we make from time to time with the Securities and Exchange Commission (the “SEC”) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Information About Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our financial statements included in our annual and quarterly reports filed with the SEC, which financial statements are prepared and presented in accordance with GAAP, this earnings release includes pro forma net loss, a financial measure that is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Investor Relations Contact:

Shannon Devine/ Mark Schwalenberg

MZ North America

Main: 203-741-8811

SLGG@mzgroup.us

Media Contact

Gillian Sheldon

gillian.sheldon@superleague.com